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UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 2, 2010

CONSECO, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31792	75-3108137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11825 North Pennsylvania Street
Carmel, Indiana  46032
(Address of Principal Executive Offices) (Zip Code)

(317) 817-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since
 Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On February 2, 2010, the Board of Directors (the “Board”) of Conseco, Inc. (the “Company”) elected Charles Murphy as an additional director.  Mr. Murphy was also appointed to the Investment Committee of the Board.

        Mr. Murphy is Senior Vice President of Paulson & Co. Inc.  On November 13, 2009, the Company completed the private sale of 16.4 million shares of the Company’s common stock and warrants to purchase an aggregate of 5.0 million shares of the Company’s common stock to Paulson & Co. Inc. on behalf of several investment funds and accounts managed by it (“Paulson”), for an aggregate purchase price of $77.9 million, pursuant to a Stock and Warrant Purchase Agreement dated October 13, 2009, between the Company and Paulson.  Also on November 13, 2009, the Company and Paulson entered into an Investor Rights Agreement.  Further information with respect to the Stock and Warrant Purchase Agreement and the Investor Rights Agreement is set forth in Item 1.01 of the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission on October 13, 2009, which is incorporated herein by reference.

        On November 13, 2009, the Company issued $176.5 million aggregate principal amount of its 7.0% Convertible Senior Debentures due 2016 (the “New Debentures”) in the initial closing of a private offering of the New Debentures to Morgan Stanley & Co. Incorporated (“Morgan Stanley”), and on November 17, 2009, two investment funds managed by Paulson purchased $120.5 million aggregate principal amount of the New Debentures from Morgan Stanley.  The two funds managed by Paulson have entered into agreements with Morgan Stanley to purchase up to a total of $79.5 million additional aggregate principal amount of New Debentures.  For a description of the offering of the New Debentures and the terms of the New Debentures, see the Company’s Current Report on Form 8-K filed on October 19, 2009, which is incorporated herein by reference.

        A copy of the Company’s press release announcing the addition of Mr. Murphy to the Board is attached hereto as Exhibit 99.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

        On February 2, 2010, the Board amended the Company’s Bylaws to increase the number of directors to 10.  This amendment was made in connection with the election of Charles Murphy as an additional director, as described in Item 5.02 above.  The Company's Amended and Restated Bylaws are attached hereto as Exhibit 3.2.

Item 9.01(d).	Financial Statements and Exhibits.

3.2	Amended and Restated Bylaws of Conseco, Inc.
99.1	Press release of Conseco, Inc. dated February 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSECO, INC.

Date: February 4, 2010
	By:	/s/ John R. Kline
John R. Kline
Senior Vice President and Chief Accounting Officer